Exhibit 99.1

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF BIO-RAD LABORATORIES, INC. (“BIO-RAD” OR THE “COMPANY”) AS OF NOVEMBER 4, 2016 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION (THE “ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD BIO-RAD COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation and a shareholder derivative action pending in the Delaware Chancery Court. This Notice is provided by Order of the Superior Court of California for the County of Contra Costa (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation and Agreement of Settlement dated November 4, 2016 (“Stipulation”).1 A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Bio-Rad’s website at the Investor Relations page at http://www.bio-rad.com/en-us/corporate/investor-relations.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled City of Riviera Beach General Employees’ Retirement System v. Schwartz, et al., Case No. C-15-00140, pending before the Superior Court of California for the County of Contra Costa; and In re Bio-Rad Laboratories, Inc. Stockholder Litigation, Consol. Case No. 11387-VCS, pending before the Chancery Court of the State of Delaware (together, the “Actions”). Plaintiffs (on behalf of themselves and derivatively on behalf of Bio-Rad), the Individual Defendants and Nominal Defendant Bio-Rad have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

[1]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

On March 2, 2017, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Plaintiffs’ Counsel, and should be finally approved; (ii) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	THE BIO-RAD DERIVATIVE LITIGATION

These shareholder derivative actions arise out of the Individual Defendants’ alleged breaches of fiduciary duty. In particular, while the Individual Defendants served as directors of Bio-Rad, Bio-Rad violated the books and records provisions of the FCPA with respect to certain aspects of its operations in Russia, Thailand and Vietnam, resulting in enforcement action by the United States Securities and Exchange Commission and the United States Department of Justice. Ultimately, Bio-Rad paid $55 million to resolve the FCPA enforcement actions.

A.	The California Action

On April 13, 2011, plaintiff City of Riviera Beach General Employees’ Retirement System (“City of Riviera Beach”) commenced its shareholder derivative action on behalf of Bio-Rad for alleged breaches of fiduciary duty by certain Bio-Rad directors. Based on Bio-Rad’s violations of the FCPA, the complaint alleged, among other things, that the Individual Defendants breached their fiduciary duties by failing to implement internal control for compliance with the FCPA. The Court dismissed the complaint filed by City of Riviera Beach in 2011 for failure to plead demand futility under Delaware law, but granted City of Riviera Beach leave to amend.

City of Riviera Beach filed its second complaint on January 23, 2015. On April 23, 2015, the Individual Defendants and Bio-Rad demurred to City of Riviera Beach’s second complaint, arguing that a pre-suit demand upon the Bio-Rad Board of Directors was not excused. On June 8, 2015, City of Riviera Beach opposed the demurrer, arguing that a demand was unnecessary because the Board failed to adopt any FCPA controls.

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On August 17, 2015, the Court dismissed City of Riviera Beach’s second complaint without prejudice and with leave to amend. The Court concluded, among other things, that the complaint alleged only that Bio-Rad lacked sufficient FCPA controls and did not allege a sustained or systemic failure of oversight. The Court therefore held Bio-Rad’s directors did not face a risk of liability that excused a pre-suit demand.

On September 4, 2015, to address the pleading issues, City of Riviera Beach made a demand upon the Bio-Rad Board to investigate the Individual Defendants’ culpability for the Company’s FCPA violations. On September 4, 2015, City of Riviera Beach also filed a third complaint, alleging, among other things, that it had made a demand upon the Bio-Rad Board. Further, on September 8, 2015, City of Riviera Beach filed a motion to stay the California action pending the completion of the investigation into the demand.

On October 6, 2015, the Individual Defendants and Bio-Rad demurred to the Amended Complaint and filed an opposition to plaintiff’s motion to stay. City of Riviera Beach subsequently responded to both pleadings in writing.

Thereafter, the Court scheduled a hearing on the demurrer and motion to stay for November 19, 2015. However, before the hearing, the parties agreed to explore a potential resolution of the derivative claims.

B.	The Delaware Action

In January 2015, pursuant to 8 Del. C. §220, each of the plaintiffs, International Brotherhood of Electrical Workers Local No. 38 Pension Fund and Wayne County Employees’ Retirement System (together, “Delaware Plaintiffs”), lodged a books and records inspection demand upon Bio-Rad, requesting documents designed to reveal the Board’s role in Bio-Rad’s FCPA violations. The Company denied both requests. As a result, on April 21, 2015, and May 1, 2015, respectively, each of the Delaware Plaintiffs then filed a lawsuit in the Delaware Court alleging that Bio-Rad had wrongfully denied the Delaware Plaintiffs access to the demanded materials. These two cases were consolidated on May 26, 2015. After further discussions, the Delaware Plaintiffs and the Company reached an agreement requiring Bio-Rad to produce some of the requested documents, and the consolidated books and records action was voluntarily dismissed on July 27, 2015. Attorneys for the Delaware Plaintiffs

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reviewed the materials Bio-Rad produced in response to their books and records demand. After their review, the Delaware Plaintiffs determined that it was in the best interests of the Company to file shareholder derivative actions against the directors responsible for the corporate misconduct at Bio-Rad.

On August 13, 2015, the Delaware Plaintiffs each filed a shareholder derivative action against the Individual Defendants for breach of fiduciary duty and unjust enrichment. See Int’l Bhd. of Elec. Workers Local 38 Pension Fund v. Schwartz, et al., C.A. No. 11387-VCN (Del. Ch.); Wayne Cnty. Emps.’ Ret. Sys. v. Schwartz, et al., C.A. No. 11390-VCN (Del. Ch.). On August 27, 2015, the Delaware Court consolidated the two Delaware derivative lawsuits into the current consolidated Delaware Action. Before the Individual Defendants’ answer or other response to Delaware Plaintiffs’ complaint was due, the parties to the Delaware Action represented to the Delaware Court that they had planned mediation. The parties to the Delaware Action requested a stay of the Delaware Action, which the Delaware Court granted on November 2, 2015. The parties to the Delaware Action have provided regular status updates to the Delaware Court during the pendency of settlement discussions.

C.	The Mediation and Settlement Negotiations

Beginning in October 2015, representatives of Plaintiffs, the Individual Defendants and Bio-Rad commenced negotiations regarding possible resolution of the Actions. Ultimately, these parties engaged in a formal mediation process before the Honorable Layn R. Phillips, U.S. District Court Judge (Ret.), which culminated in an all-day, in-person mediation session on March 1, 2016, in Newport Beach, California. Although the mediation did not produce a resolution, the settlement negotiations continued, with the assistance of Judge Phillips. As a result of these arm’s-length settlement negotiations, Plaintiffs, the Individual Defendants and Bio-Rad reached an agreement-in-principle for the resolution of the Actions.

D.	The Independent Directors’ Approval of the Settlement

The members of the Derivative Litigation Mediation Committee of the Board, which is composed of independent Bio-Rad directors, exercised their business judgment and have unanimously approved the Settlement and each of its terms, including the attorneys’ fees and expenses provision as in the best interest of Bio-Rad and its shareholders.

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III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Bio-Rad’s website at the Investor Relations page at http://www.bio-rad.com/en-us/corporate/investor-relations.

In connection with the Settlement of the Actions, Bio-Rad shall adopt and maintain the corporate governance measures described below within sixty (60) days after the Court’s approval of the proposed Settlement. The corporate governance reforms shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order.

Bio-Rad and the Individual Defendants acknowledge and agree that the corporate governance policies set forth below confer substantial benefits upon Bio-Rad and its shareholders. Bio-Rad and the Individual Defendants also acknowledge that the commencement, prosecution, and settlement of the Actions were material and substantial factors in the Company’s decision to adopt, implement, and maintain the corporate governance reforms set forth below.

CORPORATE GOVERNANCE POLICIES

A.	CREATION OF LEGAL AND REGULATORY COMPLIANCE COMMITTEE (“Compliance Committee”)

Bio-Rad shall establish and operate a Compliance Committee of the Bio-Rad Board of Directors consistent with the terms set forth in the Compliance Committee Charter (Subsection III.B below) and the Compliance Committee Policies and Procedures (Subsection II.C below). The Compliance Committee shall be comprised of three (3) independent non-executive directors, provided that at least four (4) members of the Bio-Rad Board are independent. If at any time the Bio-Rad Board has fewer than four (4) independent directors, the Compliance Committee may consist of two (2) Members.

The Compliance Committee shall adopt policies and procedures that will have the purpose of establishing the legal, regulatory and ethical compliance practices and policies of the Company to be in accordance with the applicable laws and regulations.

No later than twenty (20) calendar days before the date of the Settlement Hearing, Bio-Rad shall inform Plaintiffs’ Counsel of the identity of the independent non-executive directors to be appointed to the Compliance Committee. Plaintiffs’ Counsel shall inform Bio-Rad’s Counsel of their consent to the appointments within three (3) days of notice by Bio-Rad’s Counsel. The initial members of the Compliance Committee shall serve for a minimum term of one-year from the date of the Committee’s establishment.

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B.	CHARTER OF COMPLIANCE COMMITTEE

Requirements and Structure

The membership of the Legal and Regulatory Compliance Committee (the “Compliance Committee”) shall be determined by the board of directors of the Company (the “Board”) and shall consist of at least three (3) independent nonexecutive members, each of whom is a member of the Board and provided at least four members of the Board are independent (each, a “Member”). If the Board has fewer than four independent members, the Compliance Committee may consist of two (2) independent nonexecutive Members. In such event, both members must be present to establish a quorum. To be considered independent, a Member must meet the applicable independence requirements of the New York Stock Exchange. The Compliance Committee shall be operative for at least five (5) years from implementation.

The Board shall elect or appoint a Member to be the chairperson of the Compliance Committee (the “Chairperson”). The Board may remove a Member at any time, with or without cause, provided however that the initial members of the Compliance Committee shall serve for a minimum of one year from the Committee’s establishment.

Purpose and Role

The purpose of the Compliance Committee is to assist the Board with its oversight of the Company’s compliance with the Foreign Corrupt Practice Act of 1977 (“FCPA”) and other anti-corruption, anti-kickback and false-claims laws, as well as the Company’s Compliance Program and related compliance policies, as further described in the Authority and Process section below.

In addition to the authority delegated to the Compliance Committee in this Charter, the Compliance Committee may exercise any other powers delegated to it by the Board from time to time consistent with the Company’s bylaws. The authority delegated by the Board to the Compliance Committee in this Charter or otherwise shall be exercised and carried out by the Compliance Committee as it deems appropriate without requirement of Board approval. While acting within the scope of the powers delegated to it, the Compliance Committee shall have and may exercise all the powers and authority of the Board.

Authority and Process

The Compliance Committee shall adopt the Legal and Regulatory Compliance Committee Policies and Procedures (set forth below) to carry out the responsibilities set forth in this Charter. Such policies and procedures will have the purpose of causing the legal, regulatory and ethical compliance practices and policies of the Company to be in accordance with all applicable laws and regulations.

The Compliance Committee may retain independent counsel, experts or advisors that the Compliance Committee believes to be necessary or appropriate. The Compliance Committee may request and meet privately with any member of the Company’s senior management team or any other Company employee. The Compliance Committee will also have the right to use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, to pay the Compliance Committee’s expenses in conducting its operations. The Compliance Committee may conduct or authorize investigations into any matters within the scope of the authority delegated it.

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The Compliance Committee shall have the authority to:

•	Review and oversee the Company’s Compliance Program and the Company’s compliance with relevant laws, regulations, and internal procedures.

•	Review and evaluate internal reports and external data to assess whether there are significant concerns regarding the Company’s regulatory and/or compliance practices.

•	Oversee the implementation of the Company’s Compliance Program with respect to companies acquired by the Company or in which the Company otherwise exercises a controlling interest.

•	At least annually, report to the Board of Directors on the state of the Company’s compliance functions.

•	Convey to the Company’s directors and employees that compliance commitment is a part of their compensation and performance reviews.

Meetings

The Compliance Committee shall meet at least once during each fiscal quarter, and otherwise, as the Compliance Committee determines necessary to carry out its responsibilities.

The Chairperson shall be responsible for scheduling all meetings of the Compliance Committee and providing the Committee with a written agenda for each meeting. The Chairperson shall preside at the meetings of the Committee. In the absence of the Chairperson, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

The Compliance Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as is necessary or desirable and not inconsistent with the provisions of the Company’s bylaws or this Charter.

C.	COMPLIANCE COMMITTEE POLICY AND PROCEDURE

(1)	Purpose and Scope

As described in the Bio-Rad Legal and Regulatory Compliance Committee Charter (“Compliance Committee Charter”), the Legal and Regulatory Compliance Committee (“Compliance Committee”) shall oversee Bio-Rad’s compliance with the Foreign Corrupt Practices Act (“FCPA”), and other anti-corruption, anti-kickback and false claims laws as well as Bio-Rad’s Compliance Program and related compliance policies.

In the event of any discrepancies or inconsistencies, the Compliance Committee Charter governs the operations of the Compliance Committee and supersedes the Compliance Committee Policies and Procedures described herein.

(2)	Powers and Authority of the Compliance Committee

(a) The Compliance Committee shall be empowered to assist the Bio-Rad Board with oversight of the Company’s compliance with the FCPA and similar anti- corruption, anti-kickback and false claims laws, as well as the Company’s Compliance Program and related compliance policies.

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(b) While acting within the scope of its delegated authority, the Compliance Committee shall have and may exercise all the powers of the Board.

(c) The Compliance Committee shall be able to direct management to conduct audits on compliance, legal and/or regulatory concerns. The Compliance Committee shall be able to direct whether it should be the direct recipient of the results of such an audit.

(d) The Compliance Committee may request and meet privately with any member of the Bio-Rad senior management team or any other Bio-Rad employee.

(e) The Compliance Committee shall be able to retain outside counsel with appropriate expertise, experts, and advisors in the discharge of its responsibilities. Consistent with the Compliance Committee Charter, the Company shall provide for appropriate funding, for payment of compensation to counsel, experts or advisors employed by the Compliance Committee and ordinary administrative expenses of the Compliance Committee that are appropriate for carrying out its duties. The Compliance Committee will also have the right to use the services of the Company’s regular legal counsel or other advisors to the Company.

(f) The Chief Executive Officer shall consult with the Compliance Committee in advance of any termination or replacement of the Chief Compliance Officer.

(g) The Compliance Committee shall, at least annually, convey to Bio-Rad’s directors, senior management, executives, managers, and all other employees that a commitment to legal and regulatory compliance, including with the FCPA and similar anti-corruption laws, is a part of their compensation and performance reviews.

(3)	Review and Reporting Responsibilities

With respect to Bio-Rad’s Compliance Program, the Compliance Committee shall have the following review and reporting responsibilities:

(a) On an annual basis, the Compliance Committee shall:

(1) receive a report from Internal Audit on completion and results of any legal and/or regulatory compliance audits performed by Bio-Rad’s internal auditor at the Company and its subsidiaries. The report shall include an assessment of any known FCPA compliance risks associated with each audit with an unsatisfactory rating;

(2) receive a report from the CCO on any audits performed on third party agents and distributors related to compliance with Company agreements and applicable laws and regulations, including, without limitation, the FCPA and similar anti-corruption laws.

(3) report to the Board on the state of the Company’s legal and regulatory compliance functions, including, without limitation, (i) any disagreements with management; (ii) the Compliance Committee’s assessment of the adequacy of legal and/or regulatory compliance staffing and resources; (iii) recent developments, updates, or changes to

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the FCPA, state and federal false claims and anti-kickback laws, and other applicable anti-corruption laws; (iv) recent enforcement trends; (v) any significant disciplinary actions against any compliance or internal audit personnel; and (vi) any other issues that the Compliance Committee determines reflects any systemic or widespread problems in compliance, exposing Bio-Rad to substantial compliance risk.

(b) On a quarterly basis, receive a presentation from the Chief Compliance Officer (“CCO”) regarding Bio-Rad’s compliance with the FCPA and similar anti-corruption laws (“Compliance Matters”). The presentation shall include:

(1) an assessment of the effectiveness of Bio-Rad’s FCPA, similar anti-corruption and related legal and regulatory compliance efforts;

(2) an assessment of key compliance issues, government investigations and hotline tips;

(3) a summary of the nature and scope of compliance investigations;

(4) any other issues that are deemed to reflect any systemic or widespread problems exposing Bio-Rad to substantial compliance risk;

(5) an assessment of the Company’s Compliance Program and related compliance policies, staffing and resources, including any recommendations to the Chief Executive Officer and Chief Operating Officer on adequacy of staffing and resources of Bio-Rad’s Compliance Program and related compliance policies.

(c) On a quarterly basis, with respect to Bio-Rad’s review and evaluation of external complaints alleging significant concerns in Bio-Rad’s legal and/or regulatory compliance behavior, including with regard to the FCPA and similar anti-corruption laws, and based on criteria to be developed by the Compliance Committee:

(1) review all whistle-blower complaints relating to Compliance Matters, the responses to such complaints, and reports on the steps taken to implement the responses;

(2) review qui tam lawsuits unsealed by the government and/or made known to Bio-Rad relating to Compliance Matters. This review shall include an assessment of the factual allegations of the claims, any potential legal exposure for the Company, and whether it reflects a regulatory or compliance problem;

(3) review all government investigations relating to Compliance Matters. This review shall include an assessment of the details and factual reports on the investigation, the conduct at issue, and whether it reflects a regulatory or compliance issue at the Company; and

(4) review a report on retaliation claims, lawsuits to settlements relating to Compliance Matters.

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(d) At least every two years, commission (1) an external review by counsel or other professionals of relevant Company policies for compliance with applicable laws and regulations, and (2) a risk assessment of the Company’s operations to ensure that the Company’s Compliance Program appropriately addresses the Company’s regulatory and compliance risks.

(e) For any newly acquired companies, or a company in which Bio-Rad exercises a controlling interest, the CCO shall report to the Compliance Committee on the following:

(1) any compliance, regulatory or criminal issues or investigations, qui tam actions, or pending FCPA investigations and/or lawsuits of which Bio-Rad becomes aware, and the status of each;

(2) a timetable for training compliance, regulatory and legal personnel at the acquired company of the policies, procedures and reporting requirements of Bio-Rad, such training to be completed as soon as practicable; and

(3) a timetable for training employees, and where necessary and appropriate, business partners, at the acquired company of the policies, procedures and reporting requirements of Bio-Rad, such training to be completed as soon as practicable.

(4)	Acquisitions

When Bio-Rad acquires or otherwise obtains a new controlling interest in an entity, Bio-Rad shall use good faith efforts to complete (1) Bio-Rad Code of Business Ethics and Conduct training, and (2) International Anti-Corruption Compliance Manual training, for all employees of the newly-acquired company within 90 days of closing; and (3) implementation of all other legal and regulatory policies and procedures, including those related to the FCPA and similar anti-corruption laws, as soon as practicable after closing.

(5)	Division of Authority Between the Audit Committee and Compliance Committee

(a) The Audit Committee remains responsible for certain legal and regulatory compliance functions. Both internal and external auditors, as well as the Ethics and Compliance Council, will continue to report to the Audit Committee in a manner consistent with current practices to the Audit Committee, except to the extent that either is required to report to the Compliance Committee by the provisions and procedures set forth herein.

(b) Management shall report to the Compliance Committee if there is any significant disciplinary action against any compliance personnel, including the nature of the conduct that lead to the disciplinary action, the disciplinary action and the reason for it, and an analysis of whether the underlying conduct reflects any compliance or regulatory problems or issues.

(c) In advance of the report set forth above in subsection III.A.1, the Audit Committee and Compliance Committee, either through their Chairs or otherwise, shall confer on any matters of mutual interest in light of their respective responsibilities.

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(6)	Compensation Clawback Policy

If there is a (i) government criminal charge or civil complaint indicating a significant compliance or regulatory problem that results in a criminal conviction or a civil settlement with the Department of Justice, (ii) qui tam action in which the government intervenes, or (iii) such other government or regulatory action that, in the judgment of the Board, has caused significant regulatory, financial or reputation damage to the Company, then the Compliance Committee must consider recommending to the Compensation Committee taking actions consistent with those provisions described below with respect to compensation:

(a) The Compliance Committee shall make a written recommendation to the Compensation Committee concerning the extent, if any, that the incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in the conduct described above or with direct supervision over an employee that engaged in the conduct described above should be reduced or extinguished.

(b) The incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney shall not be impacted if they were not involved in the misconduct or engaged in the direct or indirect supervision of the employee involved in the misconduct.

(c) Nothing in this section is designed to limit or restrict the Company or the Board from taking any disciplinary action they deem appropriate.

(7)	Liability of Company Officers or Directors

Nothing herein shall expand the liabilities of any Bio-Rad directors or officers beyond any liabilities otherwise imposed by law.

D.	DIRECTOR TRAINING

Each member of the Board shall attend a training program that emphasizes corporate ethics and compliance with the FCPA within six (6) months after final court approval of this settlement. All new directors shall attend a program similar to that referenced above within six (6) months of appointment to the Board.

Training of the Board shall include coverage of Bio-Rad’s International Anti-Corruption Compliance Manual, as appropriate, and the Code of Business Ethics and Conduct. The content of the training materials shall be annually reviewed by the Chief Compliance Officer to ensure the materials are current and appropriately tailored to address, if applicable, recent developments, updates, or changes to the FCPA, applicable state and federal false claims and anti-kickback laws, and other applicable anti-corruption laws. Patterns and issues identified in the FCPA testing program shall be addressed in updated training materials, revisions to policies, and/or in notices posted on Bio-Rad intranet and circulated to appropriate personnel.

Training shall be conducted through live training or online, as appropriate. The Company shall continue to require completion of a tailored online anti-corruption e-training module upon appointment.

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E.	ADDITIONAL DUTIES OF THE CHIEF COMPLIANCE OFFICER (“CCO”)

(1) The CCO shall interact with the executive team and overseeing implementation and maintenance of the Company’s compliance programs, including FCPA compliance programs, with particular emphasis on business operations in high-risk countries.

(2) The CCO, or the CCO’s designee, shall implement compliance policies addressing bidding and tenders; samples and free products; and loaners and evaluation products. The CCO, or the CCO’s designee, shall monitor compliance with these policies through the Compliance Department;

(3) The CCO, or the CCO’s designee, shall implement an augmented global pricing and discount policy with embedded compliance controls; and

(4) The CCO shall have the right to present a report at any regularly-noticed meeting of the Board, the Audit Committee or the Compliance Committee.

F.	COMPLIANCE AND ETHICS LEADS

The Company shall hire at least three Compliance and Ethics Leads to work outside the United States, in locations identified by the CCO. These employees will report to the CCO or his designee and will be funded by corporate headquarters.

G.	BOARD AND COMPLIANCE COMMITTEE

The Board shall monitor and review on a regular basis senior management’s efforts to make clear to all levels of management that ethical performance is monitored as well as financial performance. The Legal and Regulatory Compliance Committee shall take steps to promote an ethical corporate culture through the creation of enhanced training and enhanced compliance measures.

H.	COMPLIANCE AND ETHICS COUNCIL

The Compliance and Ethics Council (the “Council”) shall be required to have a quorum, consisting of a majority of members present in-person or via telephone or video conference, to conduct meetings. The Council shall prepare minutes for every meeting. The membership of the Council shall include one representative from each of the Company’s principal international sectors. These representatives will report to the CCO or the CCO’s designee.

I.	ANNUAL REVIEW OF THE CODE OF BUSINESS ETHICS & CONDUCT

The CCO and General Counsel (or their designees) shall review the Code of Business Ethics & Conduct on an annual basis and any changes suggested by them shall be reviewed by the Board of Directors.

J.	TRANSPARENCY

The Company shall make available on its website current versions of Bio-Rad’s: (a) Certificate of Incorporation; (b) By-Laws; (c) Audit Committee Charter; (d) Supplier Code of Conduct; (e) Code of Business Ethics & Conduct; and (f) California Transparency in Supply Chains Act Disclosure.

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IV.	RELEASES

Upon the Effective Date of the Settlement, Plaintiffs, Bio-Rad, and each of Bio-Rad’s stockholders shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons, provided that nothing in the Stipulation in any way impairs or restricts the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

The Stipulation defines “Released Persons” as:

(a) Bio-Rad and each and all of the Individual Defendants, each and all of Bio-Rad’s and the Individual Defendants’ respective parents, subsidiaries, affiliates, successors, predecessors, assigns, any entity in which Bio-Rad or any Individual Defendant has or have a controlling interest (directly or indirectly), members of any Individual Defendant’s immediate family, any entity in which any member of any Individual Defendant’s immediate family has or had a controlling interest (directly or indirectly), and any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his or her family, and (b) each and all of Bio-Rad’s and the Individual Defendants’ respective past and present accountants, administrators, advisors, affiliates, agents, attorneys, auditors, co-insurers, commercial bank lenders, consultants, stockholders, directors, employees, executors, financial advisors, general or limited partnerships, heirs, insurers, investment advisors, investment bankers, investment banks, joint ventures, officers, personal or legal representatives, predecessors, principals, reinsurers, representatives, stockholders, spouses and domestic partners.

The Stipulation defines “Released Claims” as:

all claims (including Unknown Claims, as defined below), debts, demands, rights, liabilities, obligations and causes of action of any nature or description whatsoever, known or unknown, whether or not concealed or hidden, that have been, could or might have been, asserted by Plaintiffs, Bio-Rad and/or any Bio-Rad shareholder derivatively on behalf of Bio-Rad against any Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, professional negligence, mismanagement, corporate waste, or violations of any state or federal statutes, rules or regulations), for conduct, actions, failures to act, occurrences or events through and including the date on which this Stipulation is executed by all signatures that are based upon or related to: (i) the facts, transactions, events, occurrences, actions, omissions, or failures to act which were alleged or described in the Actions or the Demand Letter; (ii) any claims of FCPA violations by Bio-Rad, the Individual Defendants, or any of the Released Persons; and/or (iii) the defense, prosecution, institution, assertion, settlement or resolution of the Actions, including the payments provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof. Notwithstanding the foregoing, Released Claims shall not include claims to enforce the terms of this Stipulation or the Settlement. In addition, Released Claims shall not include any claims (including Unknown Claims, as defined below), rights, demands, causes of action, liabilities, and debts of every nature and description whatsoever, whether known or

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unknown, whether or not concealed or hidden, that arise after the date of this Stipulation in the action entitled Sanford S. Wadler v. Bio-Rad Laboratories Inc., et al., Case No. 3:15-cv-02356 (N.D. Cal.).

This is a summary of the Release. A full copy of the Release in this case and further details regarding the Settlement are set forth in the Stipulation.

V.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, counsel for Plaintiffs and Bio-Rad, acting by and through its counsel, with the assistance of the Honorable Layn R. Phillips (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon Bio-Rad by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, Bio-Rad, has agreed to pay $3.5 million in attorneys’ fees and expenses, subject to court approval (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Bio-Rad shareholders. The Fee and Expense Amount will compensate Plaintiffs’ Counsel for the results achieved in the litigation. Plaintiffs may apply to the Court for reasonable service awards in an amount not to exceed more than $5,000.00 to each Plaintiff.

VI.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Bio-Rad and its shareholders.

A.	Why Did the Individual Defendants Agree to Settle?

The Individual Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, the Individual Defendants

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have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Bio-Rad or its shareholders, or that Plaintiffs, Bio-Rad, or its shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Bio-Rad and its shareholders.

Nonetheless, the Individual Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Actions, (b) finally put to rest those claims and the underlying matters, and (c) confer benefits upon Bio-Rad. Therefore, the Individual Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and potential appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Bio-Rad and its shareholders.

VII.    SETTLEMENT HEARING

On March 2, 2017, at 9:00 a.m., the Court will hold the Settlement Hearing at the Superior Court of California for the County of Contra Costa, 725 Court Street, Martinez, CA 94553. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate

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and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved, and whether the Actions should be dismissed with prejudice pursuant to the Stipulation. If the Court issues an order and judgment that approves the Settlement and becomes final, plaintiffs in the Delaware Action will then file a voluntary dismissal with prejudice of the Delaware Action.

Pending determination of whether the Settlement should be approved, no Bio-Rad shareholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Bio-Rad shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Bio-Rad shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

IX.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Bio-Rad shareholder may appear and show cause, if he, she or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (City of Riviera Beach General Employees’ Retirement System v. Schwartz, et al., Case No. C-15-00140);

3. Proof of being a Bio-Rad shareholder as of the Record Date, November 4, 2016;

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4. The date(s) you acquired your Bio-Rad shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

Superior Court of California

  for the County of Contra Costa

725 Court Street

Martinez, CA 94553

OR by filing them in person at the Superior Court of California for the County of Contra Costa. All written objections and supporting papers also shall be served by first-class mail, at the same time on the following counsel:

Robbins Geller Rudman & Dowd LLP

Attn: Jeffrey D. Light, Esq.

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

Latham & Watkins LLP

Kevin H. Metz, Esq.

555 Eleventh Street, N.W.

Washington, D.C. 20004-1304

Telephone: 202/637-2200

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN FEBRUARY 15, 2017.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

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Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Actions at the Clerk’s office at the Superior Court of California for the County of Contra Costa, 725 Court Street, Martinez, CA 94553. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at http://www.bio-rad.com/en-us/corporate/investor-relations.

If you have any questions about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: December 22, 2016	BY ORDER OF THE COURT SUPERIOR COURT OF CALIFORNIA FOR THE COUNTY OF CONTRA COSTA

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